EXHIBIT 10.2

SECOND AMENDMENT TO Credit agreement
AND OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”), is made as of July 27, 2017, by and among GTJ REALTY, LP, a Delaware limited partnership (“Borrower”), GTJ REIT, INC., a Maryland corporation (“REIT”), GTJ GP, LLC, a Maryland limited liability company (“GP”), GWL 606 COZINE LLC, a Delaware limited liability company (“606 Cozine”), GWL 300 MCINTIRE LLC, a Delaware limited liability company (“300 McIntire”; REIT, GP, 606 Cozine and 300 McIntire are hereinafter referred to individually and collectively as “Guarantor”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), the other lending institutions from time to time a party to the Credit Agreement described below (together with KeyBank, the “Lenders”) and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, KeyBank, Agent and the other Lenders are party to that certain Credit Agreement, dated as of December 2, 2015, as amended by that certain First Amendment to Credit Agreement dated as of June 30, 2016 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Credit Agreement”); and

WHEREAS, Borrower and Guarantor have requested that the Lenders modify the Credit Agreement in certain respects; and

WHEREAS, in connection therewith, the parties hereto desire to amend the Credit Agreement as set forth herein.

WHEREAS, the Agent and the Lenders have agreed to modifications on the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00), the mutual covenants, promises, and agreements set forth herein below, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement (as amended hereby).

2.Modifications of the Credit Agreement.  The Borrower, Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:

(a)By deleting in their entirety the definitions of “Initial Maturity Date”, “Liquidity” and “Total Commitment” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:

“Initial Maturity Date.  February 28, 2018.

Liquidity.  As of any date of determination, the sum of (a) Borrower’s Unrestricted Cash and Cash Equivalents plus (b) the amount of the Loans (excluding the Specified Property Commitment) then available to be borrowed by Borrower pursuant to the terms of this Agreement.

Total Commitment.  The sum of the Commitments of the Lenders, as in effect from time to time.  As of July 27, 2017, the Total Commitment is Eighty-Eight Million and No/100 Dollars ($88,000,000.00).”

(b)By inserting the following definitions in §1.1 of the Credit Agreement, in the appropriate alphabetical order:

“Specified Properties.  The real estate described on Schedule 1.2 attached hereto and made a part hereof.

Specified Property Commitment.  A portion of the Commitment of up to $38,000,000.00.  The Specified Property Commitment is a subpart of the Commitment and not an addition to it.”

(c)By deleting in its entirety §2.9 of the Credit Agreement, and inserting in lieu thereof the following:

“§2.9Use of Proceeds.  Subject to the following sentence, the Borrower will use the proceeds of the Loans solely for (a) payment of closing costs in connection with this Agreement, (b) repayment of Indebtedness, (c) acquisitions, development and capital improvements, (d) general corporate and working capital purposes, and (e) purchase contract deposits and, subject to §8.7, stock repurchases.  Notwithstanding the foregoing, the Specified Property Commitment may only be used for the acquisition of the Specified Properties (including earnest money deposits) and the payment of customary closing costs.”

(d)By deleting in its entirety §2.12 of the Credit Agreement, and inserting in lieu thereof the following:

“§2.12Extension of Maturity Date.

The Borrower shall have the one-time right and option to extend the Maturity Date to June 30, 2019, upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date:

(a)Extension Request.  The Borrower shall deliver written notice of such request (the “Extension Request”) to the Agent not earlier than the date which is ninety (90) days and not later than the date which is forty-five (45) days prior to the Maturity Date (as determined without regard to such extension).  Any such Extension Request shall be irrevocable and binding on the Borrower.

(b)Payment of Extension Fee.  The Borrower shall pay to the Agent, on the date of exercise by Borrower of the Extension Request, for the pro rata accounts of the Lenders in accordance with their respective Commitments an extension fee in an amount equal to twenty (20) basis points on the Total Commitment in effect on the

Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(c)Termination of Specified Property Commitment.  The Specified Property Commitment shall have been terminated prior to the Initial Maturity Date and the Total Commitment shall not exceed $50,000,000.00, and the sum of the Outstanding Revolving Credit Loans, Swing Loans and Letter of Credit Liabilities shall not exceed $50,000,000.00.

(d)No Default.  On the date the Extension Request is given and on the effective date of such extension there shall exist no Default or Event of Default.

(e)Representations and Warranties.  The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the effective date of such extension (except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date, or (ii) for changes in factual circumstances which are permitted by this Agreement).

(f)Additional Documents and Expenses.  The Borrower and the Guarantors shall execute and deliver to the Agent and Lenders such additional opinions, consents and affirmations and other documents (including, without limitation, amendments to the Security Documents) as the Agent may reasonably require, and the Borrower shall pay the cost of any title endorsement or update thereto or any update of UCC searches, recordings costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any other fees, taxes, charges or expenses which are required to be paid in connection with such extension.”

(e)By inserting the following as §2.14 of the Credit Agreement:

“§2.14Use and Reduction of Specified Property Commitment.  Notwithstanding anything in this Agreement to the contrary, the Specified Property Commitment shall only be available for, and may only be used for, the acquisition of the Specified Properties by Subsidiaries of Borrower (including the making or replacing of earnest money deposits) and the payment of customary closing costs in connection with such acquisitions.  The Borrower shall not be permitted to borrow any of the Specified Property Commitment unless all of the remaining Commitment (excluding the Specified Property Commitment) has been utilized and is fully Outstanding.  In connection with any acquisition of the Specified Property, Borrower shall submit with the applicable Loan Request a description of the Specified Property being acquired, the purchase price therefore, whether such request is for the making or replacing of an earnest money deposit or the acquisition, any amounts previously advanced with respect to such Specified Property, indicate whether any of the Commitment (other than the Specified Property Commitment) is available, and any other Specified Properties previously acquired by Borrower (whether using the Specified Property Commitment or the remainder of the Commitment).  The Specified Property Commitment may only be used when a Subsidiary Guarantor acquires the Specified Property (or in connection with an advance for an earnest money deposit or replacing the same, when the acquisition agreement is executed).  In the event that Borrower shall not acquire a Specified Property, then an amount of the Specified Property Commitment in the amount of the purchase price set forth on Schedule 1.2 hereto for such Specified Property shall terminate and no longer be available to Borrower, and any amount previously advanced for or to replace an earnest money deposit shall be immediately due and payable to the Agent for the account of the Lenders.  Such prepayment shall be treated in the manner provided in §3.2(c).  In the event that Borrower or any of its Subsidiaries obtains separate financing in connection with the acquisition of any Specified Property, the Specified Property Commitment shall irrevocably terminate and may not be reinstated.”

(f)By inserting the following as §3.2(c) of the Credit Agreement:

“(c)In the event of any sale, disposition or refinance of a Specified Property, the Borrower shall concurrently pay to the Agent for the account of the Lenders, which payment shall be applied to reduce the outstanding principal balance of the Loans as provided in §3.4, an amount equal to the gross amount received by Borrower or its Subsidiary in connection with such sale, disposition or refinance less normal and customary closing costs paid to third parties.  Such payment shall reduce and terminate a portion of the Specified Property Commitment and the Total Commitment in an amount equal to such payment.”

(g)By deleting in its entirety §3.5 of the Credit Agreement, and inserting in lieu thereof the following:

“§3.5Effect of Prepayments.  Amounts of the Revolving Credit Loans prepaid under §§3.2 and 3.3 prior to the Maturity Date may be reborrowed as provided in §2; provided that notwithstanding the foregoing, no amount of the Revolving Credit Loans representing an advance of the Specified Property Commitment that is prepaid may be reborrowed.”

(h)By inserting the following as §6.33 of the Credit Agreement:

“§6.33Specified Properties.  Schedule 1.2 attached hereto sets forth the Specified Properties and the stipulated purchase price (exclusive of customary closing, prorations and adjustments) of each of the Specified Properties.”

(i)By inserting the following as §8.16 of the Credit Agreement:

“§8.16Changes to Specified Properties.  Neither Borrower nor any of its Subsidiaries shall alter the composition of the Specified Properties or the purchase price (other than as a result of customary closing prorations and adjustments) for any such Specified Property without the prior written approval of the Agent.”

(j)By deleting in its entirety subparagraph (a) appearing on page 4 of the form of Mortgage attached to the Credit Agreement as Exhibit J, and inserting in lieu thereof the following:

“(a)The debt evidenced by (i) those certain Revolving Credit Notes made by Borrower in the aggregate principal amount of Eighty-Eight Million and No/100 Dollars ($88,000,000.00) to the order of Lenders, each of which has been issued pursuant to the Credit Agreement and each of which is due and payable in full on or before February 28, 2018, unless extended as provided in the Credit Agreement; (ii) that certain Swing Loan Note made by Borrower in the principal sum of Five Million and No/100 Dollars ($5,000,000.00) to the order of KeyBank, which has been issued pursuant to the Credit Agreement and which is due and payable in full on or before February 28, 2018, unless extended as provided in the Credit Agreement, and (iii) each other note as may be issued under the Credit Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the “Note”);”

(k)By deleting in its entirety subparagraph (a) appearing on page 3 of the form of Assignment of Leases and Rents attached to the Credit Agreement as Exhibit K, and inserting in lieu thereof the following:

“(a)The debt evidenced by (i) those certain Revolving Credit Notes made by Borrower in the aggregate principal amount of Eighty-Eight Million and No/100 Dollars ($88,000,000.00) to the order of Lenders, each of which has been issued pursuant to the Credit Agreement and each of which is due and payable in full on or before February 28, 2018, unless extended as provided in the Credit Agreement; (ii) that certain Swing Loan Note made by Borrower in the principal sum of Five Million and No/100 Dollars ($5,000,000.00) to the order of KeyBank, which has been issued pursuant to the Credit Agreement and which is due and payable in full on or before February 28, 2018, unless extended as provided in the Credit Agreement, and (iii) each other note as may be issued under the Credit Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the “Note”);”

(l)By deleting in its entirety Schedule 1.1 attached to the Credit Agreement, and by inserting in lieu thereof Schedule 1.1 attached to this Amendment and made a part hereof; and

(m)By inserting as Schedule 1.2 to the Credit Agreement, Schedule 1.2 attached to this Amendment and made a part hereof.

3.Modification of the Guaranty.  Guarantor, Agent and Lenders do hereby modify and amend the Guaranty by deleting in its entirety paragraph (a) appearing on page 1 of the Guaranty, and by inserting in lieu thereof the following:

“(a)the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of up to Eighty-Eight Million and No/100 Dollars ($88,000,000.00), and of the Swing Loan Note made by Borrower to the order of the Swing Loan Lender in the principal face amount of Five Million and No/100 Dollars ($5,000,000.00), together with interest as provided in the Revolving Credit Notes and the Swing Loan Note and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and”

4.References to Loan Documents.  All references in the Loan Documents to the Credit Agreement, the Guaranty, the Mortgages and the Assignments of Leases and Rents shall be deemed a reference to the Credit Agreement, the Guaranty, the Mortgages and the Assignments of Leases and Rents, as modified and amended herein or pursuant hereto.

5.Consent of Borrower and Guarantor.  By execution of this Amendment, Borrower and the Guarantor hereby expressly consent to the modifications and amendments relating to the Credit Agreement, the Guaranty, the Mortgages and the Assignments of Leases and Rents as set forth herein or contemplated hereby, and Borrower and Guarantor hereby acknowledge, represent and agree that the Loan Documents, as expressly modified hereby, remain in full force and effect and constitute the valid and legally binding obligations of the Borrower and the Guarantor, respectively, enforceable against such Persons in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’  rights and general principles of equity, and that the Guaranty (as defined in the Credit Agreement) extends to and applies to the foregoing documents as modified and amended.

6.Representations.  Borrower and Guarantor represent and warrant to Agent and the Lenders as follows:

(a)Authorization.  The execution, delivery and performance of this Amendment, the Revolving Credit Note and the other documents contemplated hereby and the transactions contemplated hereby and thereby (i) are within the authority of such Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Borrower and Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of formation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, such Borrower or Guarantor or any of its properties or to which such Borrower or Guarantor is subject, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Borrower or Guarantor other than the liens and encumbrances created by the Loan Documents as amended hereby.

(b)Enforceability.  This Amendment, the Revolving Credit Note and the other documents contemplated hereby are the valid and legally binding obligations of Borrower and Guarantor enforceable in accordance with the terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)Approvals.  The execution, delivery and performance of this Amendment, the Revolving Credit Note and the other documents and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and the filing of UCC financing statements in the appropriate records office with respect hereto.

(d)Reaffirmation.  Borrower and Guarantor hereby repeat and reaffirm all representations and warranties made by Borrower and Guarantor to the Agent in the Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.  Borrower and Guarantor further reaffirm, represent and agree that, as of the date hereof, each and every representation and warranty made by the Borrower and Guarantor in the Loan Documents is true and correct in all material respects as of the date hereof, except to the extent of changes in factual circumstances which are expressly and specifically permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made by Borrower as of a specified date shall be required to be true and correct only as of such specified date).

7.No Default.  By execution hereof, Borrower and Guarantor certify that Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

8.Waiver of Claims.  Each of the Borrower and each Guarantor acknowledges, represents and agrees that it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and the Borrower does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

9.Ratification.  Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect, and the Credit Agreement and the other Loan Documents, as amended by this Amendment and the other documents executed and delivered in connection herewith, constitute the valid and legally binding obligation of the Borrower and Guarantor enforceable against Borrower and Guarantor in accordance with its respective terms.  The execution and delivery of this Amendment and the other documents executed in connection herewith does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of any Borrower’s or Guarantor’s obligations under the Loan Documents, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement as modified and amended herein.  Nothing in this Amendment or in the other documents executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the Obligations.

10.Amendment as Loan Document.  This Amendment shall constitute a Loan Document.

11.Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

12.Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

13.Final Agreement.  This Amendment REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

14.Effective Date.  This Amendment shall be deemed effective and in full force and effect (the “Effective Date”) upon confirmation by the Agent of the satisfaction of the following conditions:

(a)the execution and delivery of this Amendment by Borrower, Guarantor, Agent and the Lenders;

(b)the delivery to Agent of an opinion of counsel to the Borrower and the Guarantors addressed to the Agent and the Lenders covering such matters as the Agent may reasonably request;

(c)the delivery to Agent of a Revolving Credit Note duly executed by the Borrower in favor of each Lender in the amount set forth next to such Lender’s name on Schedule 1.1 attached hereto;

(d)the execution and delivery to Agent of replacement Mortgages and Assignments of Leases and Rents for each of the Mortgaged Properties owned by Guarantor, such agreements to be in form and substance reasonably satisfactory to Agent;

(e)Borrower shall have paid to Agent for the account of the Lenders in immediately available funds the fees due under the fee letter between Borrower and KeyBank with respect to this Amendment and the increase and extension of the Commitment; and

(f)delivery to Agent of a Compliance Certificate, adjusted to give pro forma effect to the advance of the Revolving Credit Loans to be made on or about the date thereof, and evidencing compliance with the covenants described in §7.4(c) of the Credit Agreement;

(g)receipt by Agent of such other resolutions, certificates, documents, instruments and agreements as the Agent may reasonably request; and

(h)the Borrower shall have paid the fees and expenses of Agent in connection with this Amendment and the matters addressed herein.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

BORROWER:

GTJ REALTY, LP, a Delaware limited partnership

By:GTJ GP, LLC, a Maryland limited liability company, its general partner

By:GTJ REIT, Inc., a Maryland corporation, its sole member

By:/s/ Paul Cooper
Name: Paul Cooper
Title: CEO

GUARANTOR:

GTJ GP, LLC, a Maryland limited liability company

By:	GTJ REIT, Inc., a Maryland corporation, its sole member

By:/s/ Paul Cooper
Name: Paul Cooper
Title: CEO

GTJ REIT, INC., a Maryland corporation

By:/s/ Paul Cooper
Name: Paul Cooper
Title: CEO

[Signatures Continued on Next Page]

Signature Page to Second Amendment to Credit Agreement And Other Loan Documents – KeyBank/GTJ 2017

GWL 606 COZINE LLC,

GWL 300 MCINTIRE LLC,

each a Delaware limited liability company

By:	GTJ REALTY, LP, a Delaware limited partnership, its manager and sole member
By:	GTJ GP, LLC, a Maryland limited liability company, its general partner
By:	GTJ REIT, Inc., a Maryland corporation, its sole member

By:/s/ Paul Cooper
Name: Paul Cooper
Title: CEO

[Signatures Continued on Next Page]

Signature Page to Second Amendment to Credit Agreement And Other Loan Documents – KeyBank/GTJ 2017

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent

By:/s/ Jennifer L. Power

Name: Jennifer L. Power

Title: Vice President

Signature Page to Second Amendment to Credit Agreement And Other Loan Documents – KeyBank/GTJ 2017

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Name and Address	Commitment	Commitment Percentage
KeyBank National Association 1200 Abernathy Road, N.E., Suite 1550 Atlanta, Georgia 30328 Attention: Jennifer Power Telephone: 770-510-2101 Facsimile: 770-510-2195	$88,000,000.00	100%
LIBOR Lending Office: Same as Above
TOTAL	$88,000,000.00	100%

Schedule 1.1 - Page 1

SCHEDULE 1.2

SPECIFIED PROPERTIES

[Intentionally Omitted]

Schedule 1.2 - Page 1